HHC

11020 71st Avenue, Apt. #633
Forest Hills, NY 11375
Tel. 614 260 8772
Email. inform@HHCCPA.net
Profession, Communication, and Trust

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form F-1 of Tian'an Technology Group Ltd. of our report dated August 18, 2022 relating to the financial statements and financial statement schedules for the two years ended December 31, 2021 and 2020 listed in the accompanying index.

/s/ HHC

Forest Hills, NY

September 13, 2022